Exhibit 23.1

KPMG LLP Suite 1100 4655 Executive Drive San Diego, CA 92121-3132

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2026, with respect to the financial statements of ORIC Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

July 30, 2026